UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2018

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1780 55th Street, Suite C

Boulder, Colorado 80301

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 993-5271

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 18, 2018, Surna Inc. (the “Company”) issued 35,190 shares of common stock to Stephen B. Keen and Brandy M. Keen in connection with the Company’s exercise of an option under a Preferred Stock Option Agreement dated May 29, 2018 (the “Option Agreement”). Pursuant to the exercise of this option and the closing of the transactions thereunder on December 18, 2018, the Company acquired all 35,189,669 shares of preferred stock owned by the Keens (the “Preferred Shares”). The execution of the Option Agreement by and among the Company and the Keens was previously disclosed in a Current Report filed with the U.S. Securities and Exchange Commission on May 31, 2018.

The shares of common stock issued to the Keens upon exercise of this option were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the certificates representing such shares of common stock will contain the restrictive legend under the Securities Act.

Immediately following the acquisition of the Preferred Shares, the Company cancelled the Preferred Shares. After the cancellation, the Company has 42,030,331 shares of preferred stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2018	SURNA INC.

	By:	/s/ Anthony K. McDonald
Anthony K. McDonald
President and Chief Executive Officer